UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2010 (September 10, 2010)

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 1, 2009, BlackRock, Inc. (“BlackRock”) completed its acquisition of Barclays Global Investors (“BGI”) from Barclays Bank PLC in exchange for an aggregate of 37,566,771 shares of BlackRock common stock and participating preferred stock valued at approximately $8.53 billion and $6.65 billion in cash pursuant to an amended and restated Stock Purchase Agreement, dated as of June 16, 2009.

A Current Report on Form 8-K/A was filed on December 4, 2009, which provided the unaudited historical and interim combined financial statements of BGI as required by Item 9.01(a) of Form 8-K, and unaudited pro forma financial information required by Item 9.01(b) of Form 8-K. The pro forma information included an unaudited pro forma condensed combined statement of financial condition at September 30, 2009 and the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2009 and for the year ended December 31, 2008.

This current report on Form 8-K reflects the unaudited pro forma condensed combined statement of income for the year ended December 31, 2009. The BGI financial information for the eleven month period ended November 30, 2009 was prepared and provided to BlackRock by BGI.

Item 9.01.	Financial Statements and Exhibits

(a) Pro forma financial information.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2009 is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc. (Registrant)

Date: September 10, 2010	By:	/S/ ANN MARIE PETACH
Ann Marie Petach
Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2009.

INDEX TO STATEMENT OF INCOME

Page
BlackRock, Inc. Pro Forma:

Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2009.	7

Notes to the Unaudited Pro Forma Condensed Combined Statement of Income.	8

5